AGREEMENT FOR CONSULTATION
                       ON GAMING PROPERTIES AND MANAGEMENT

     WHEREAS, Noram Gaming and Entertainment, Inc. a Nevada corporation (hereinafter "Noram") is in the business of acquiring and developing existing commercial gaming and bingo properties and subsequently operating the aforementioned properties under Noram management; and

     WHEREAS, Creative Gaming Consultants, Inc., a Delaware corporation (hereinafter "Creative"), which may also be referred to herein as "Company" is in the business of providing consulting services, assist in the funding of business opportunities and liquidity for viable public companies, specializing in the area of gaming and gaming locations; and

     WHEREAS, the Parties desire to enter into an agreement in which Creative will jointly work with Noram to present to Noram gaming locations and opportunities within or without of North America.

     NOW THEREFORE, In consideration of the mutual covenants, agreements and understandings of the parties hereto, intending to be bound hereby, the parties agree as follows:

     1. Right to Acquire: Creative agrees to offer to Noram or, upon prior written consent of Noram, their duly designated assignee, the first right to acquire any opportunities/properties which Creative may have options to acquire and/or which Noram obtains by either a contract to purchase or a lease, for the term of this Agreement and any extensions hereto;

     2. Decision. The first right of acquisition shall be available, for each project, to Noram for a period of thirty (30) at which time Noram shall, in writing, make the decision to acquire or not to acquire. Noram, shall provide Creative with return, risk, timing, transaction size and other necessary criteria which it deems appropriate for target acquisitions. During the process of finalizing the contracts for sale and/or leases, Creative shall be given periodic updates and Noram shall solicit the comments of Creative on the progress of the plan to date. Should Noram note a situation or problem which would make the transaction unacceptable it would be required to promptly give Creative notice of its objections. If Noram or Creative cannot successfully, using their best efforts, remedy the problem in a manner which is acceptable to both Noram and Creative, except as provided for herein, then Noram shall be released from any further obligations under this Agreement with respect to that particular opportunity.

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     3.  Acquisition.  If the  decision is made to acquire the  property,  Noram shall enter into an Agreement, the form and substance of which shall be defined by Noram management. This Agreement shall provide for the exclusive management by Noram, terms of acquisition, operating guidelines, covenants not to compete, rights to convey to a third party by Noram and the terms between the parties for each property acquired;

     4. Project Requirements. Creative shall present those properties to Noram which meet the minimum criteria established by Noram. In each case presented for acquisition, Creative shall present the following minimum information:

     a.   Summary Business plan for the project;

     b. Summary Demographic information on the site and in the geographic area of interest;

     c.   Outline Financial models developed for both the particular site;

     d. No information which may be of material importance in analyzing the project shall be intentionally omitted.

     e. Creative makes no warranties with respect to any financial models or projections except their good faith estimate of future probabilities. No representation shall be construed to Creative where such information is provided by third parties not controlled by Creative;

     f. If Noram deems the information inadequate to make a decision, Noram may request, at its expense, further information from Creative in order to make a decision as reasoanble billed by Creative.

     5. Noram Obligations. Noram shall allow Creative access to all project details; to review all operations regarding Creative provided projects; to report on an annual basis all financial operations for the prior year at the end of each fiscal year. Noram represents that it is a fully reporting public company pursuant to Section 12(g), that it is current in all such reports and will continue to remain a fully reporting Company during the term of this Agreement. Noram shall notify Creative immediately of any administrative action taken, threatened or pending against Noram during the term of this Agreement in order to permit Creative to properly perform its obligations hereunder.

     6. Noram shall also allow Creative the first right to participate in acquisitions or other gaming purchases/projects.

     7. Project Compensation:

          a. Upon execution of this Agreement Noram shall deliver or cause to be delivered to Creative 100,000 shares of Noram common capital stock. The stock shall be issued pursuant to regulation S-8 or otherwise be unrestricted as to resale. Noram shall continue to pay to Creative, on a monthly basis, 100,000 shares of additional Noram common shares, without restriction as to resale, at Noram's expense, for a period of one year.

          b. Upon signing of a letter of intent by Noram with any Creative introduced party, Noram shall further compensate Creative by issuance of 100,000 additional Noram unrestricted shares; upon execution of a final agreement between Noram and such party introduced by Creative, Noram shall be obligated to issue 400,000 additional Noram shares to Creative or, if such compensation is not allowable pursuant to Rule S-8, Noram shall extend Creative's consulting agreement for an additional one year period, which extension shall be non-cancellable.

          c. In the event of any regulatory refusal to allow payment of shares to Creative as provided for herein, Creative may participate, directly or indirectly, with Noram, up to 50%, in any project with Noram, including taking a portion of the value of the transaction in lieu of Noram shares otherwise payable in proportion to the value of the acquisition or opportunity.

          d. Upon the merger of Noram with any Creative introduced company or entity, Noram shall pay Creative 700,000 shares of Noram unrestricted common stock.

          e. Noram shall not disseminate  any  information  provided by Creative
without  Creative's  prior  written  consent  and  further,   without  a  signed
non-disclosure, non-compensation agreement being signed by such party.

     8. Term.  This  Agreement  shall be for an  initial  period of one year and
shall   automatically  be  extended  for  successive  one  year  periods  unless terminated as provided herein.

     9. Termination. This Agreement is automatically terminated upon the occurance of any of the following:

          a. The insolvency or the filing of a petition in bankruptcy by either party;


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          b. A material breach of this Agreement by either party;

          c. Upon thirty day written notice by one party to the other, provided all payments and compensation are paid in full and further provided that any introduction by Creative shall remain compensable as provided for herein and shall not otherwise be affected by a termination of this Agreement.


     10. Requirements upon termination.

Upon termination of this Agreement, Noram shall have ninety (90) days to deliver to Creative all forms, records, statements, files, reports and other data and information, including electronic data processing files, prepared and collected by Creative, in connection with the performance of its obligations under this Agreement, save and excluding such records which relate to opportunities acquired and/or completed by Noram as provided for herein. Noram shall continue to apprise Creative, in writing, of all contact with Creative introduced clients and/or opportunities for a period of two years after termination hereof.


     11. Other provisions.

          a. Noram acknowledges and agrees that in addition to the reports which it is required to deliver to Company pursuant to this Section, Creative shall have the right to make reasonable requests for additional reports from time to time.

          b. Not later than Forty eight (48) hours prior to the execution of this Agreement, Noram shall provide Creative with Noram's most current balance sheet and income statement for the last fiscal year and for the most recent interim period for which the figures are compiled.

          c. Agreement not to compete. Noram agrees not to compete with Creative in any markets which are first introduced to Noram by Creative; that Noram shall not circumvent, directly or indirectly, any contact, business opportunity or source, of Creative introduced by Creative during the term of this Agreement and for a period of two years thereafter. The parties agree that this agreement and covenant is reasonable in scope and duration and shall be enforceable by injunction in any jurisdiction in which it may be applicable.

     12. Indemnification.

Noram and Creative shall indemnify each other and hold one another harmless from and against any and all losses, expenses, costs, causes of action and/or damages, including attorneys' fees, resulting or arising from the acts and/or omissions of Noram or Creative, whichever is responsible, its contractors, third parties under its control or direction and its agents.

     13. Maintenance of Company.

During the term of this Agreement, Noram shall maintain a the status of the COmpany as a public company in good standing in the U.S. Upon execution of this Agreement, Noram shall provide written evidence to Company satisfactory to Company that Noram is in compliance with this Section 14.

     14. General Provisions.

     14.01. Entire Agreement. This Agreement constitutes the entire agreement of Company and Noram with respect to the subject matter addressed herein. Neither Company nor Noram shall be bound by any promise, understanding or representation relating to the subject matter addressed herein unless made in writing and signed by Company and Noram.

     14.02. Non-Assignable. This Agreement or any right or interest hereunder is not transferable or assignable by any party without the prior written consent of the other parties; provided, however, that Company is permitted to designate funding sources to provide all or any of the funds required hereunder to a third party or parties.

     14.03. Invalidity. In the event that any term or provision of this Agreement is held to be invalid or in conflict with any law or regulation, the validity of the remaining provisions of this Agreement shall not be affected.

     14.04. Non-Waiver. The failure of Company to enforce or insist upon strict compliance with any provision of this Agreement shall not constitute a waiver of the right to enforce or insist upon strict compliance with any such provision in the future.

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     14.05.  Notice.  All reports and notices pertaining to this Agreement shall be given in writing and personally delivered or sent by first_class mail, return receipt requested, postage prepaid, or sent by telecopy or overnight courier, to the party for whom such report and notice are intended to the address set forth below, unless prior written notice is received that notices should be sent to and alternative address:

         If to Creative:            Creative Gaming Consultatnts, Inc.
                                    932 Burk St.
                                    Winston-Salem, North Carolina 27101
                                    Attention:Dan Starczewski
                                    President

         With a copy to:            Thomas Pierson, Esq.
                                    1620 Pennsylvania St.
                                    Denver, Co. 80203

         If to Noram:               Three Canton Square
                                    Toledo, Ohio 43624
                                    Attention:George Zilba,
                                    President

A report and notice shall be deemed to have been received (i) upon delivery if given by personal delivery, (ii) on the third day after deposit in first class, registered or certified mail, postage prepaid, or (iii) the next business day if given by telecopy or overnight courier.

     14.06. Reservation of rights. Where the Company has reserved rights under this Agreement or where Company's consent is required, Company shall have the right to exercise such right or to withhold such approval or consent at its sole discretion.

     14.07 Governing law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without giving effect to the conflicts of laws principles.

     14.08. Gender. Wherever used herein, the singular shall include the plural and the plural shall include the singular, the masculine shall include the feminine and neuter and vice-versa.

     14.09   Counterparts.   This  Agreement  may  be  signed  in  one  or  more
counterparts, each of which shall constitute original documents when the counterpart signature of the party to this Agreement is executed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    Creative Gaming Consultants, Inc.
                                    By:   /s/ Dan Starzweski
                                        ---------------------------------------
                                    Dan Starzweski, President

                                    Noram Gaming & Entertainment, Inc.
                                    By:  /s/ George Zilba
                                        --------------------------------------
                                    George Zilba, President